Exhibit 1.1

GRUPO AVAL ACCIONES Y VALORES S.A.

[•] Preferred Shares
In the Form of American Depositary Shares

Underwriting Agreement

[•], 2014

J.P. Morgan Securities LLC

Goldman, Sachs & Co.

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

and

c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282

Ladies and Gentlemen:

Grupo Aval Acciones y Valores S.A. (the “Company”), a sociedad anónima (corporation) incorporated under the laws of the Republic of Colombia (“Colombia”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for which you are acting as representatives (the “Representatives”), an aggregate of [•] preferred shares, par value Ps1.00 per share, of the Company (“Preferred Shares”) in the form of American Depositary Shares (“ADSs”), each ADS representing 20 Preferred Shares of the Company (the “Firm Securities”).  The Company also proposes to sell to the Underwriters at the option of the Underwriters, an aggregate of not more than [•] Preferred Shares of the Company in the form of ADSs (the “Option Securities”).  The Firm Securities and the Option Securities are herein collectively called the “Securities.”

The ADSs will be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to a Deposit Agreement, dated as of [•], 2014 (the “Deposit Agreement”), among the Company, JPMorgan Chase Bank, N.A., as Depositary (the “Depositary”), and all holders from time to time of ADRs issued thereunder.  The Preferred Shares represented by the ADSs are hereinafter referred to as the “Underlying Shares.”

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.             Registration Statement.  The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-197823), including a prospectus, relating to the Preferred Shares and the ADSs.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part thereof at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the SEC pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information; and “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the ADSs.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to “Registration Statement” shall be deemed to include the Rule 462 Registration Statement.  Capitalized terms used but not defined herein have the meanings specified in the Registration Statement and the Prospectus.

At or prior to [•] P.M. (New York City time) on [•], 2014 (the “Applicable Time”), the Company prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated [•], 2014 (which is the most recent Preliminary Prospectus distributed to investors generally) and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act), if any, listed on Annex B hereto.

2.             Purchase of the Securities by the Underwriters.  (a)  The Company agrees to issue and sell the Firm Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company, at a price per ADS (the “Purchase Price”) of U.S.$[•], the respective number of Firm Securities set forth opposite such Underwriter’s name on Schedule 1 hereto.

In addition, the Company agrees to sell the Option Securities to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Option Securities.  If any Option Securities are to be purchased, the number of Option Securities to be purchased by each Underwriter shall be the number of Option Securities which bears the same ratio to the number of Option Securities being purchased as the number of Firm Securities set forth opposite the name of such Underwriter on Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Securities being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Securities at any time in whole, or from time to time in part, on or before the 30th day following the date of the Prospectus, by written notice from the Representatives to the Company.  Such notice shall set forth the aggregate number of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the 10th full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof).  Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)           The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus.  The Company acknowledges and agrees that each Underwriter may offer and sell Securities to or through any affiliate of such Underwriter.

(c)           Payment for the Securities shall be made by wire transfer in immediately available funds to the accounts specified by the Company to the Representatives in the case of the Firm Securities at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, at 9:30 A.M. (New York City time), on [•], 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Securities.  The time and date of such payment for the Firm Securities is referred to herein as the “Closing Date”; and the time and date for such payment for the Option Securities, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Securities to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company.  Delivery of the Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.  The certificates for the Securities shall be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M. (New York City time), on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d)           The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of the Company or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.             Representations, Warranties and Agreements of the Company.  The Company represents and warrants to, and agrees with, each Underwriter as follows:

(a)           Preliminary Prospectus.  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the SEC; each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act; and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(g) hereof).

(b)           Pricing Disclosure Package. The Pricing Disclosure Package, as of the Applicable Time, did not, and, as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(g) hereof).

(c)           Registration Statement and Prospectus.  The Registration Statement has been declared effective by the SEC under the Securities Act.  No order suspending the effectiveness of the Registration Statement has been issued by the SEC, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Securities has been initiated or threatened by the SEC and no order or action suspending or affecting the offering of the Securities has been initiated or threatened by the Superintendencia Financiera de Colombia (the “Superintendency of Finance”); as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(g) hereof).

(d)           Issuer Free Writing Prospectuses.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, and any Spanish-language document and/or information required to be filed with the Superintendency of Finance or disclosed to the public in Colombia, pursuant to Decree 2555 of 2010, in connection with the issue and sale of the Preferred Shares and the Securities to the Underwriters, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) any documents listed on Annex B hereto, (iii) each electronic road show and (iv) any other written communications approved in writing in advance by the Representatives.  Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433 under the Securities Act) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus (it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(g) hereof).

(e)           F-6 Registration Statement.  (i)  A registration statement in respect of the ADSs on Form F-6 (File No. 333-[•]) has been filed with the SEC and has become effective under the Securities Act (such registration statement, including all exhibits thereto, at the time it became effective, being hereinafter referred to as the “F-6 Registration Statement”); (ii) no stop order suspending the effectiveness of the F-6 Registration Statement is in effect and no proceedings for such purpose is pending before or, to the knowledge of the Company, threatened by the SEC; (iii) the F-6 Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act; (iv) the F-6 Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; and (v) all of the ADSs have been duly registered under the Securities Act pursuant to the F-6 Registration Statement.

(f)            Financial Statements.  The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in accordance with regulations of the Superintendency of Finance for financial institutions (Resolution 3600 of 1988, as amended from time to time, and External Circular 100 of 1995) and, on issues not addressed by these regulations, generally accepted accounting principles in Colombia (collectively “Colombian Banking GAAP”) as set forth in the Registration Statement, Pricing Disclosure Package and Prospectus; any supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The financial information of Leasing Bogotá S.A., Panama (“LB Panama”) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the applicable entity to which they relate, in each case on the basis described for such financial information in the Registration Statement, and presents fairly the information shown thereby in all material respects.

(g)           No Material Adverse Change.  Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the share capital, short-term debt or long-term debt of the Company or any subsidiary of the Company identified in Exhibit 21.1 to the Registration Statement (each, a “Subsidiary” or “Significant Subsidiary” and together the “Subsidiaries” or “Significant Subsidiaries”), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of share capital, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its Subsidiaries, taken as a whole; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole; and (iii) neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business that is material to the Company and its Subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any governmental or regulatory authority, court or arbitrator.

(h)           Organization.  Each of the Company and its Subsidiaries has been duly incorporated or organized and is validly existing under the laws of Colombia or its jurisdiction of incorporation or organization, is duly qualified to do business in Colombia or each other jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders’ equity or results of operations or prospects of the Company and its Subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).  The subsidiaries listed on Exhibit 21.1 to the Registration Statement are the only significant subsidiaries (as defined herein) of the Company as of [ ], 2014.

(i)            Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding share capital of the Company has been duly and validly authorized and issued and is fully paid and non-assessable and, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is not subject to any pre-emptive or similar rights; except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital or other equity interest in the Company or any of its Significant Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any share capital of the Company or any of the Significant Subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options; the share capital of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all the outstanding share capital or other equity interests of each Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j)            Listing.  The Securities, including the Underlying Shares, have been approved for listing and trading on the New York Stock Exchange (the “Exchange”), subject to notice of issuance; and the Preferred Shares are listed on the Bolsa de Valores de Colombia (the “Colombian Stock Exchange”).

(k)           Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of the Transaction Documents and the consummation by it of the transactions contemplated by the Transaction Documents has been duly and validly taken.

(l)            Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(m)          Preferred Shares.  The Preferred Shares have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of such Preferred Shares is not subject to any pre-emptive or similar rights.

(n)           Deposit Agreement.  The Deposit Agreement has been duly authorized, executed and delivered by, and, assuming due authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except, further, as enforceability of indemnification provisions may be limited by considerations of public policy.  Upon due and authorized issuance by the Depositary of the ADRs evidencing the Securities against deposit of the Preferred Shares in respect thereof in accordance with the Deposit Agreement and upon payment by the Underwriters for the Securities evidenced thereby in accordance with this Agreement, such Securities evidenced by such ADRs will be duly and validly issued, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement.

(o)           Description of the Transaction Documents, ADSs and ADRs.  The Transaction Documents, the ADSs and the ADRs conform in all material respects to the description of each thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p)           Description of Certain Legal Matters.  The statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the headings “Supervision and Regulation”, “Taxation” and in the Registration Statement in Item 6, to the extent such statements summarize legal matters, agreements, documents or proceedings discussed therein, are fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the information required to be shown.

(q)           No Violation or Default.  Neither the Company nor any of the Significant Subsidiaries is (i) in violation of its estatutos sociales or similar constitutive documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Significant Subsidiaries is a party or by which the Company or any of the Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator, governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)            No Conflicts.  The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance of the Preferred Shares, the sale of the Securities and the consummation by the Company of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Significant Subsidiaries, pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Significant Subsidiaries, is a party or by which the Company or any of the Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of the Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the estatutos sociales or similar constitutive documents of the Company or any of the Significant Subsidiaries, or (iii) result in the violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of the Significant Subsidiaries or any of their respective property, except, in the case of clauses (i) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(s)            No Consents Required.  No consent, approval, authorization, order, license, registration or qualification of or with any governmental or regulatory authority or court or arbitrator is required for the execution, delivery and performance by the Company of the Transaction Documents, the issuance of the Preferred Shares, the sale of the Securities and the consummation of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Preferred Shares and the ADSs under the Securities Act and the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Securities by the Underwriters, (ii) for the approval by the Superintendency of Finance of the Reglamento de Emisión y Colocación of the Preferred Shares and the registration of the Preferred Shares in the Registro Nacional de Valores y Emisores of the Superintendency of Finance and with the Colombian Stock Exchange, all of which have been obtained and remain in full force and effect or will be obtained prior to the Closing Date and the Additional Closing Date, as applicable, (iii) the registration of the ADS program as a foreign portfolio investment with the Colombian Central Bank, and (iv) such consent, authorization or registration as may be required from the Colombian Central Bank for any payments outside Colombia pursuant to Section 7 of this Agreement, which shall only be sought in the event that Section 7 becomes applicable.

(t)            Legal Proceedings.  Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Business—Legal proceedings,” there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is or may be the subject that would, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described therein, and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described therein.

(u)           Independent Accountants.  KPMG Ltda., which has certified certain financial statements of the Company and its subsidiaries included in the Registration

Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

(v)                                 Title to Real and Personal Property.  The Company and its Subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect.

(w)                               Title to Intellectual Property.  The Company and its Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, except where the failure to own or possess such intellectual property, or conflict, would, individually or in the aggregate, have a Material Adverse Effect.

(x)                                 No Undisclosed Relationships.  Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, affiliates, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus.

(y)                                 Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof received by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Investment Company Act”).

(z)                                  Passive Foreign Investment Company.  After reasonable inquiry, the Company does not believe it should be classified as a “passive foreign investment company” as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, for the taxable year ended December 31, 2013; and the Company does not expect to be considered as such for the taxable year ending December 31, 2014 or any future year.

(aa)                          Taxes.  The Company and its Subsidiaries have paid all Colombian, U.S. federal or state, or other taxes and filed all applicable tax returns required to be paid or filed through the date hereof, except (i) for any failure thereof that would not, individually or in the aggregate, have a Material Adverse Effect, or (ii) where such payment or filing is being contested by the Company or the correspondent subsidiary in good faith by appropriate proceedings and for which adequate reserves are being maintained to the extent required by Colombian Banking GAAP or any other applicable regulations or accounting rules; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets that would, individually or in the aggregate, have a Material Adverse Effect.

(bb)                          Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid by or on behalf of the Underwriters in Colombia or any political subdivision or taxing authority thereof in connection with the execution and delivery of the Transaction Documents or the offer or sale of the Securities.

(cc)                            Licenses and Permits.  The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Colombian, U.S. federal or state, or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, that would individually or in the aggregate, have a Material Adverse Effect.

(dd)                          No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, except as would not, individually or in the aggregate, have a Material Adverse Effect and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ee)                            Disclosure Controls.  The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act, as applicable, and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Grupo Aval has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ff)                              Accounting Controls.  The Company maintains systems of internal control over financial reporting that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with Colombian Banking GAAP, including, without limitation, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Colombian Banking GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(gg)                            Insurance.  The Company and its Subsidiaries have insurance coverage provided by insurers of recognized financial responsibility covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as the Company reasonably deems adequate to protect the Company, its Subsidiaries and their respective businesses; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, in each case, at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(hh)                          No Unlawful Payments.  Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any applicable provision of anti-bribery or similar provisions of the laws of Colombia or the Central American jurisdictions in which the Company and its Subsidiaries operate or the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), to the extent such provisions are applicable to the Company or any of its Subsidiaries; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA or the U.K. Bribery Act 2010, as amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder, to the extent such provisions are applicable to the Company or any of its Subsidiaries.  The Company and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ii)                                  Compliance with Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with money laundering statutes and all applicable financial recordkeeping and reporting requirements of Colombia, the Central American jurisdictions in which the Company and its Subsidiaries operate and the United States, to the extent such provisions are applicable to the Company or any of its Subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or arbitrator or governmental authority involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj)                                Compliance with OFAC.  None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of  or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(kk)                          No Restrictions on Subsidiaries.  No Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s share capital, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s properties or assets to the Company or any other Subsidiary of the Company, except where any such prohibitions would not, individually or in the aggregate, have a Material Adverse Effect.

(ll)                                  No Broker’s Fees.  Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(mm)                  No Registration Rights.  No person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the SEC, or the issuance and sale of the Preferred Shares in the form of ADSs by the Company.

(nn)                          No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs or the Preferred Shares.

(oo)                          Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(pp)                          Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(qq)                          Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans.

(rr)                                Status under the Securities Act.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the ADSs and at the date hereof, the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act). The Company is a “foreign private issuer” (as defined in Rule 3b-4(c) under the Exchange Act).

(ss)                              Distributions in Respect of Preferred Shares(1).  No approvals are currently required in Colombia in order for the Company to pay dividends or other distributions declared by the Company to the holders of Preferred Shares, including the Depositary; and, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, under current laws and regulations of Colombia and any political subdivision thereof, any amounts payable with respect to the Preferred Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the Preferred Shares may be paid by the Company to the Depositary in Colombian pesos that may be converted into foreign currency and freely transferred and paid outside of Colombia.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no payments of dividends

(1)  Subject to review by MNA.

coming from previously taxed profits, made to holders of Preferred Shares or ADSs, who are non-residents of Colombia, currently are subject to income, withholding or other taxes under laws and regulations of Colombia or any political subdivision or taxing authority thereof or therein and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, such payments will otherwise be free and clear of any other tax, duty, withholding or deduction in Colombia or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Colombia or any political subdivision or taxing authority thereof or therein.

(tt)                                No Requirement to Qualify to do Business.  It is not necessary under the laws of Colombia that any holder of ADSs or Preferred Shares, or the Underwriters should be licensed, qualified or entitled to carry on business in Colombia, as the case may be, (i) to enable any of them to enforce their respective rights under this Agreement or the offer or sale of the ADSs or any other document to be delivered in connection herewith or therewith or (ii) solely by reason of the execution, delivery or performance of any such document.

(uu)                          Validity of Indemnification and Contribution Provisions.  The indemnification and contribution provisions set forth in Section 7 hereof do not contravene Colombian law or, to the knowledge of the Company, Colombian public policy.

(vv)                          Absence of Sovereign or Other Immunity.  Neither the Company nor any of its Subsidiaries, nor any of their respective assets or revenues, has any sovereign or other immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Colombia or the United States, and, to the extent that the Company or any of its Subsidiaries or any of their respective assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 15(h) of this Agreement, waived, and it will waive, or will cause its Subsidiaries to waive, such right to the extent permitted by law.

(ww)                      Consent to Jurisdiction; Appointment of Agent for Service of Process.  The Company has the power to submit, and pursuant to the Transaction Documents has legally, validly, effectively and irrevocably submitted, to the fullest extent permitted by applicable law, to the exclusive jurisdiction of the U.S. federal and New York state courts, in the Borough of Manhattan in New York City, and has the power to designate, appoint and empower, and pursuant to the Transaction Documents, has legally, validly, effectively and irrevocably designated, appointed and empowered, an agent for service of process in any suit or proceeding arising out of or related to this Agreement and the transactions contemplated hereby, as provided in Section 15(d) of this Agreement and Section 18 of the Deposit Agreement.

(xx)                          Enforceability of Judgments.  Any final judgment for a fixed or readily calculable sum of money rendered by any U.S. federal or state court in the Borough of Manhattan in New York City having jurisdiction in respect of any suit, action or proceeding against the Company based upon any of the Transaction Documents or the transactions contemplated thereby would be recognized and declared enforceable against the Company by the courts of Colombia without reexamination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty under Colombian laws; provided that such judgment fulfills the requirements described under the caption “Services of Process and Enforcement of Judgments” in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Company is not aware of any reason why the enforcement in Colombia of such a judgment in respect of any of the Transaction Documents would be contrary to public policy in Colombia (including, in each case, any political subdivision thereof).

(yy)                          Valid Choice of Law.  The choice of laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the law of Colombia.

(zz)                            Form of Transaction Documents.  In Colombia, each of the Transaction Documents is in appropriate form to be admissible as evidence in the courts of Colombia, except for official translation into Spanish by an official translator in Colombia; and to ensure the legality and validity of each of the Transaction Documents in Colombia, it is not necessary that any such documents be filed, registered or recorded with any court or other authority in Colombia or that any stamp or similar tax be paid in Colombia on or in respect of any such document, except as provided in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that an official Spanish translation of any such document by an official translator is required to bring an action with respect thereto in the courts of Colombia.

(aaa)                   No Requirement to File or Record.  To ensure the legality, validity, enforcement or admissibility into evidence of the Transaction Documents in a legal or administrative proceeding in Colombia, it is not necessary that this Agreement be filed or recorded with any governmental or regulatory authority or court or that any registration tax, stamp duty or similar tax be paid on or in respect of this Agreement or the Deposit Agreement other than court costs (including without limitation, filing fees and deposits to guarantee judgment required by a court in Colombia), and except that this Agreement must be translated into Spanish by an official translator.

(aaa)                   No Exchange Controls. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, under current laws and regulations of Colombia, all payments due or to be made to the Underwriters under this Agreement may be paid by the Company in U.S. dollars that may be freely transferred out of Colombia, without the necessity of obtaining any governmental authorization in Colombia (including, in each case, any political subdivision or taxing authority thereof or therein).

For purposes of this Section 3 as well as for Section 6 hereof, references to “the Registration Statement, the Pricing Disclosure Package and the Prospectus” are to each of such documents as a separate or stand-alone document (and not the three such documents taken together), so that representations, warranties, conditions and legal opinions will be made, given or measured in respect of each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

4.                                      Further Agreements of the Company.  The Company agrees with each Underwriter as follows:

(a)                                 Required Filings.  The Company shall file the final Prospectus with the SEC within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act and shall file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company shall furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M. (New York City time) on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)                                 Delivery of Copies.  The Company shall deliver, without charge, (i) to the Representatives and U.S. counsel to the Underwriters, one signed PDF copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request.  As used herein, “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)                                  Amendments or Supplements, Issuer Free Writing Prospectuses.  Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company shall furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and shall not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)                                 Notice to the Representatives.  The Company shall advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement or the F-6 Registration Statement has become effective; (ii) when any amendment to the Registration Statement or, during the Prospectus Delivery Period, the F-6 Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the SEC for any amendment to the Registration Statement or the F-6 Registration Statement, or any amendment or supplement to the Prospectus or the receipt of any comments from the SEC relating to the Registration Statement or the F-6 Registration Statement, or any other request by the SEC for any additional information; (v) of the issuance by the SEC of any order suspending the effectiveness of the Registration Statement or, during the Prospectus Delivery Period, the F-6 Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Registration Statement, the F-6 Registration Statement, the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when any such document is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the ADSs or the Preferred Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company shall use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement or the F-6 Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the ADSs or the Preferred Shares and, if any such order is issued, shall obtain as soon as possible the withdrawal thereof.

(e)                                  Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company shall immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(c) above, file with the SEC and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company shall immediately notify the Underwriters thereof and forthwith prepare and, subject to Section 4(c), file with the

SEC (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)                                   Blue Sky Compliance.  The Company shall use its reasonable efforts to qualify the ADSs and the Preferred Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and shall continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)                                  Earning Statement.  The Company shall make generally available to its security holders, including the Depositary and the holders of ADSs, and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the SEC promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)                                 Clear Market.  For a period of 180 days (the “Lock-up Period”) after the date of the Prospectus, the Company shall not (i) offer, pledge, sell, announce the intention to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement (or equivalent) under the Securities Act or with the Superintendency of Finance relating to, any Preferred Shares or common shares of the Company, including in the form of ADSs, or any securities convertible into or exercisable or exchangeable for any Preferred Shares or common shares of the Company, including in the form of ADSs (collectively, the “Equity Securities”), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Equity Securities, or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Preferred Shares or common shares of the Company, including in the form of ADSs, or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (A) the ADSs to be sold hereunder, (B) Preferred Shares issued by the Company in connection with conversions of common shares of the Company into Preferred Shares, after completion of the Public Offering, solely in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided that such conversion shall not result in a change of beneficial ownership of the Equity Securities being converted, (C) transactions entered into in connection with trading on behalf of customers (whether on a discretionary or non-discretionary basis) by the Company or any of its subsidiaries that qualify as securities intermediaries in Colombia; (D) the issuance by the Company of any shares of capital stock in connection with any acquisition or financing interest by the Company or its subsidiaries of assets or acquisition by the Company of a majority or controlling portion of the outstanding common stock or other equity interests of another entity, in either case in connection with the Company’s participation in any acquisition, joint venture or similar transaction, provided that the aggregate number of shares of capital stock issued by the Company in connection with any such transaction or transactions does not exceed in the aggregate 15.0% of the total number of outstanding shares of the Company’s share capital as of the date of such issuance, (E) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Preferred Shares or any other Equity Securities, provided that no sales of Preferred Shares or any other Equity Securities shall be made pursuant to such 10b5-1 plan prior to the expiration of the period ending 180 days after the date of the Prospectus, provided that no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution, (F) transfers of Preferred Shares or any other Equity Securities that have been bona fide pledged as of the date hereof, to the Company or any of its subsidiaries, as pledgee, pursuant to the terms of such pledge agreement and (G) transfers of Preferred Shares or any other Equity Securities pursuant to a court order or the order of any other authority having jurisdiction upon the Company.  Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company shall provide the Representatives and each person subject to the lock-up letters described in Section 6(n) with prior notice of any such announcement that gives rise to an extension of the restricted period.

(i)                                     Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Securities as described under the heading “Use of proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  In addition, the Company shall file with the SEC such reports as may be required by Rule 463 under the Securities Act.

(j)                                    No Stabilization.  The Company shall not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs or the Preferred Shares.

(k)                                 Reports.  During the period of three years after the date hereof, and provided that the ADSs are outstanding, the Company shall furnish to the Representatives, as soon as they are available, electronic copies of all reports or other communications (financial or other) furnished to holders of ADSs and any reports and financial statements furnished to or filed with the SEC; provided the Company shall be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the SEC’s Electronic Data Gathering, Analysis, and Retrieval System.

(l)                                     Record Retention.  The Company shall, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the SEC in accordance with Rule 433 under the Securities Act.

(m)                             Investment Company Act Compliance.  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(n)                                 Tax Gross-Up.  The Company agrees with each of the Underwriters to make all payments under this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges imposed by any applicable taxing jurisdiction (the “Taxing Jurisdiction”) on the Underwriters, unless the Company is compelled by law to deduct or withhold such taxes, duties or charges.  In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction will equal the amounts that would have been received if no withholding or deduction has been made, except to the extent that such taxes, duties or charges (a) were imposed due to some connection of an Underwriter with the Taxing Jurisdiction other than the mere entering into of this Agreement or receipt of payments hereunder or (b) would not have been imposed but for the failure of such Underwriter to comply with any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Taxing Jurisdiction of the Underwriter if such compliance is requested by the Company and required or imposed by law as a precondition to an exemption from, or reduction in, such taxes, duties or other charges.  The Company further agrees to indemnify and hold harmless the Underwriters against any documentary, stamp, sales, transaction or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Preferred Shares, including in the form of ADSs, and on the execution and delivery of this Agreement; provided that the Underwriter delivers notice in writing to the Company promptly upon the incurrence and payment of such tax, including any official receipt (if available) evidencing payment of the tax.

5.                                      Certain Agreements of the Underwriters.  Each Underwriter hereby represents, warrants and agrees, severally but not jointly, that:

(a)                                 Such Underwriter has not used, authorized use of, referred to or participated in the planning for use of, and shall not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus” (as defined in Rule 405 under the Securities Act) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing.

(b)                                 Such Underwriter has not and shall not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the ADSs unless such terms have previously been included in a free writing prospectus filed with the SEC.

(c)                                  Such Underwriter is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and shall promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.                                      Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Securities on the Closing Date or the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement or the F-6 Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the SEC; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the SEC under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the SEC for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)                                 Representations and Warranties.  The respective representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)                                  No Downgrade.  Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities of or guaranteed by the Company or any of its Significant Subsidiaries that are rated by a nationally recognized statistical rating agency, (i) no downgrading shall have occurred in the rating accorded any such debt securities and (ii) no such organization shall have publicly announced that it has under surveillance or review or has changed its outlook with respect to, its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading).

(d)                                 No Material Adverse Change.  No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)                                  Officers’ Certificate.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the Company signed by the chief financial officer of the Company who is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and the representations of the Company set forth in Sections 3(b), 3(c) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in Sections 4(a), 4(c) and 4(d);

(f)                                   Comfort Letters.  On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, KPMG Ltda. shall have furnished to the Representatives, at the request of the Company, their letter with respect to the Company, dated the date of delivery thereof and addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information, contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g)                                  Opinion and 10b-5 Disclosure Letter of U.S. Counsel for the Company.  Davis Polk & Wardwell LLP, U.S. counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 disclosure letter, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C-1 hereto.

(h)                                 Opinion and 10b-5 Disclosure Letter of Colombian Counsel for the Company. MNA Martínez Abogados Ltda., Colombian counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 disclosure letter, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C-2 hereto.

(i)                                     Opinion of Counsel for the Depositary.  Ziegler, Ziegler & Associates LLP, counsel to the Depositary, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C-3 hereto.

(j)                                    Opinion and 10b-5 Disclosure Letter of U.S. Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, the written opinion and 10b-5 disclosure letter of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)                                 Opinion and 10b-5 Disclosure Letter of Colombian Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, the written opinion and 10b-5 disclosure letter of Gómez-Pinzón Zuleta Abogados S.A., Colombian counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l)                                     No Legal Impediment to Issuance and/or Sale.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any Colombian, U.S. federal or state, or other federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities by the Company; and no injunction or order of any Colombian, U.S. federal or state, or other federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Securities by the Company.

(m)                             Exchange Listings.  The Securities, including the Underlying Shares, to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance; and the Preferred Shares shall have been approved for listing on the Colombian Stock Exchange.

(n)                                 Lock-up Agreements.  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives, Mr. Luis Carlos Sarmiento Angulo, controlling shareholder of the Company, and the directors and officers listed in Annex D hereto, in each case, relating to sales and certain other dispositions of shares of share capital of the Company or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(o)                                 Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further customary certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.                                      Indemnification and Contribution.

(a)                                 Indemnification of the Underwriters by the Company.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, agents, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, documented legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(g).

(b)                                 Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its affiliates, directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 7(a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the

Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package.

(c)                                  Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the documented fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one local counsel in any relevant jurisdiction) for all Indemnified Persons and that all such fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, agents, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this Section 7(c), the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 Contribution.  If the indemnification provided for in Section 7(a) and 7(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities.  The relative fault of the Company on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d).  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not finally judicially determined by a court of competent jurisdiction to be guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                                   Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

(g)                                  Underwriter Information. It is understood and agreed upon that the only information furnished by any Underwriter for purposes of this Agreement consists of the following information in the Pricing Disclosure Package and the Prospectus furnished on behalf of each Underwriter:  the name of each Underwriter; the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting”, and the information contained in the fourteenth and fifteenth paragraphs under the caption “Underwriting”.

8.                                      Effectiveness of Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.                                      Termination.  This Agreement may be terminated, in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Securities, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the Colombian Stock Exchange, the New York Stock Exchange or the Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a material disruption in securities settlement or clearance services in Colombia or the United States shall have occurred; (iv) a general moratorium on commercial banking activities (or equivalent) shall have been declared by Colombian, U.S. federal or New York state authorities; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10.                               Defaulting Underwriter.

(a)                                 If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters then (i) if the number of defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or (ii) if the number of defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in Section 10(a), the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-tenth of the aggregate number of Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Securities that such Underwriter agreed to purchase on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company as provided in Section 10(a), the aggregate number of Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-tenth of the aggregate amount of Securities to be purchased on such date, or if the Company shall not exercise the right described in Section 10(b), then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Securities on the Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company shall continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.                               Payment of Expenses.

(a)                                 Subject to Section 11(b), Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company shall pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including, without limitation, the following: (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in connection therewith; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, the Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of U.S., Colombian and any other counsel to the Company; (v) the fees and expenses of the independent registered public accounting firm of the Company; (vi) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under state or foreign securities or Blue Sky laws of such jurisdictions as the Representatives may designate, and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of U.S. counsel for the Underwriters) up to a cap of U.S.$5,000; (vii) the fees and expenses of the Depositary and its counsel; (viii) the fees and expenses of any transfer agent and any registrar; (ix) application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (x) all expenses and application fees related to the listing of the Securities on the New York Stock Exchange or the listing of the Preferred Shares on the Colombian Stock Exchange; (xi) all expenses incurred by the Company in connection with any “road show” presentations to potential investors; and (xii) the fees and expenses of U.S. and Colombian counsel for the Underwriters up to a cap of [     ].

(b)                                 If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under Section 6 this Agreement, the Company agrees to reimburse the Underwriters for all documented out-of-pocket costs and expenses (including the fees and expenses of their U.S. and Colombian counsel) to the extent described in Section 11(a) in connection with this Agreement and the offering contemplated hereby.

12.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of ADSs from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.                               Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15.                               Miscellaneous.

(a)                                 Authority of J.P. Morgan Securities LLC and Goldman, Sachs & Co..  Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC and Goldman, Sachs & Co. on behalf of the Underwriters; and any such action taken by J.P. Morgan Securities LLC and Goldman, Sachs & Co. or any of them, shall be binding upon the Underwriters.

(b)                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk, c/o Goldman, Sachs & Co., 200 West Street, New York 10282, U.S.A. (fax: [          ]); Attention: [                   ].  Notices to the Company shall be given to it at Grupo Aval Acciones y Valores S.A., Carrera 13 #26A-47, Bogotá, Colombia; Attention: Chief Financial Officer (dsolano@grupoaval.com) and General Counsel (jrincon@grupoaval.com).

(c)                                  Governing Law.  This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

(d)                                 Submission to Jurisdiction.  The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts.  The Company irrevocably appoints Banco de Bogotá S.A., New York Agency, located on 375 Park Avenue, Suite 3407, New York, New York 10152, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in Section 15(b), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.  Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e)                                  Judgment Currency.  The Company agrees to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase U.S. dollars with the amount of the judgment currency actually received by the Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(f)                                   Research Analyst Independence.  The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advise communicated to the Company by such Underwriters’ investment banking divisions.  The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

(g)                                  USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L, 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, which may include the name and address of their clients, as well as other information that will allow the underwriters to properly identify their clients.

(h)                                 Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(i)                                     Waiver of Immunity.  To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Colombia, or any political subdivision thereof, (ii) the United States or the State of New York, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to itself or its property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

(j)                                    Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(k)                                 Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

GRUPO AVAL ACCIONES Y VALORES S.A.

Name:
Title:

Accepted:

J.P. MORGAN SECURITIES LLC

By
Authorized Signatory

GOLDMAN, SACHS & CO.

Name:
Title:

For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

Schedule 1

Underwriter	Number of Firm Securities being sold by the Company
J.P. Morgan Securities LLC
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
Morgan Stanley & Co. LLC
Total	[•]

Annex A

Pricing Information Provided by Underwriters

•                  [Number of Firm Securities being sold by the Company:  [•]] [Note: to be included if different from red herring.]

•                  Price to Public:  [•]

Annex B

Issuer Free Writing Prospectuses

[list any Issuer Free Writing Prospectus to be included in the Pricing Disclosure Package]